UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14C

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Managers Trust I
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800 Connecticut Avenue

Norwalk, Connecticut 06854

800-835-3879

www.managersinvest.com

Managers Fremont Micro-Cap Fund

Managers Fremont Institutional Micro-Cap Fund

INFORMATION STATEMENT

This information statement is being provided to the shareholders of Managers Fremont Micro-Cap Fund and Managers Fremont Institutional Micro-Cap Fund (each a “Fund” and collectively the “Funds”), each a series of Managers Trust I, a Massachusetts business trust (the “Trust”), in lieu of a proxy statement, pursuant to the terms of an exemptive order that the Trust has received from the Securities and Exchange Commission (the “SEC”). This exemptive order permits the Trust’s investment manager to hire new, unaffiliated subadvisors with the approval of the Trust’s Board of Trustees (the “Trustees”), but without obtaining shareholder approval. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being mailed to shareholders of the Funds on or about February 28, 2008.

I. The Trust and its Management Agreement

Each Fund is a series of the Trust. The Trust has entered into an investment management agreement with respect to the Funds with Managers Investment Group LLC (the “Manager”) dated August 1, 2000, as thereafter amended (the “Management Agreement”). Under the terms of the Management Agreement, the Manager selects, subject to review and approval by the Trustees, one or more subadvisors to manage the investment portfolios of the Funds, reviews and monitors the performance of subadvisors on an ongoing basis, and recommends changes in the roster of subadvisors to the Trustees as appropriate. The Manager also allocates the Funds’ assets among the Funds’ subadvisors. The portion of the Funds’ assets managed by a subadvisor may be adjusted from time to time in the sole discretion of the Manager. As compensation for its services, the Manager receives a management fee from the Funds, and the Manager is responsible for payment of all fees payable to the subadvisors of the Funds. The Funds, therefore, pay no fees directly to the subadvisors. The Manager also provides administrative services to the Funds, and receives compensation from the Funds for these services.

The Manager recommends subadvisors for the Funds to the Trustees of the Trust based upon the Manager’s continuing quantitative and qualitative evaluation of the subadvisors’ skills in managing assets pursuant to specific investment styles and strategies. Short-term investment performance, by itself, is not a significant factor in selecting or terminating a subadvisor, and the Manager does not expect to recommend frequent changes of subadvisors.

At any given time, each subadvisor serves pursuant to a separate subadvisory agreement between the Manager and that subadvisor. The subadvisor does not provide any services to the Funds under the subadvisory agreement except portfolio investment management and related record-keeping services. A Subadvisor or its affiliated broker-dealer may execute portfolio transactions for a Fund and receive brokerage commissions, or markups/markdowns, in connection with the transaction as permitted by Sections 17(a) and 17(e) of the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules thereunder, and the terms of any exemptive order issued by the SEC. The Board of Trustees has approved procedures in conformity with Rule 10f-3 under the 1940 Act whereby a Fund may purchase securities that are offered in underwritings in which an affiliate of the Fund’s Subadvisor participates. For underwritings where a Subadvisor affiliate participates as a principal underwriter, certain restrictions may apply that could, among other things, limit the amount of securities that the Fund could purchase in the underwritings.

II. The New Subadvisory Agreements

At an in-person meeting held on December 5-6, 2007, the Trust’s Board of Trustees, including a majority of the Trustees who are not “interested persons” of the Trust within the meaning of the 1940 Act (“Independent Trustees”), approved the termination of the subadvisory agreement with respect to the Funds between Kern Capital Management LLC (“Kern”) and the Manager. The Trust’s Board of Trustees also approved the appointment of Next Century Growth Investors LLC (“Next Century”), Lord, Abbett & Co. LLC (“Lord Abbett”), WEDGE Capital Management L.L.P. (“WEDGE Capital”) and OFI Institutional Asset Management, Inc. (“OFII”) as new subadvisors (each a “Subadvisor” and collectively the “Subadvisors”) to the Funds effective December 10, 2007 pursuant to separate subadvisory agreements with Next Century, Lord Abbett, WEDGE Capital and OFII (each a “Subadvisory Agreement” and collectively the “Subadvisory Agreements”). Therefore, each Fund’s portfolio is subadvised by Next Century, Lord Abbett, WEDGE Capital, and OFII, with each Subadvisor managing a portion of each Fund’s portfolio using its own methodology to select portfolio investments that are consistent with each Fund’s investment objectives and principal investment strategies. Next Century manages its portion of each Fund focusing on micro-cap and small-cap growth investments. Lord Abbett manages its portion of each Fund focusing on micro-cap growth investments. WEDGE Capital manages its portion of each Fund focusing on micro-cap value investments and OFII manages its portion focusing on micro-cap core investments.

The recommendation to add the Subadvisors to the Fund was made by the Manager in the ordinary course of its on-going evaluation of Fund characteristics and exposures, subadvisor performance and investment strategy, and extensive research of numerous candidate firms and qualitative and quantitative analysis of each candidate’s organizational structure, investment process, style and long-term performance record. The recommendation to hire each of the Subadvisors to the Funds was based on the Manager’s belief that each Subadvisor is a high quality investment adviser with a demonstrated ability to select micro- and small-capitalization equity securities, to analyze company earnings and to manage the overall risk of a portfolio, and would be appropriately suited to manage assets for each Fund. The Manager also believes that the investment strategy to be used by each Subadvisor for the Funds would complement the investment strategies used by the Funds’ other Subadvisors.

Under the Management Agreement, each Fund pays the Manager a fee equal to 1.00% per annum of the average daily net assets of the Funds. From this fee, under the terms and conditions of the Subadvisory Agreements between the Manager and the Subadvisors, the Manager pays Lord Abbett, WEDGE Capital, and OFII 1.00%, 1.00% and 0.60% per annum, respectively, of the average daily net assets of the portion of the Funds managed by each Subadvisor. Additionally, under the terms and conditions of the Subadvisory Agreement between the Manager and Next Century, the Manager pays Next Century 1.00% of the first $50 million of the average daily net assets of the portion of the Funds managed by Next Century, 0.95% on the next $50 million and 0.75% on average assets greater than $100 million. Because the fees paid to each Subadvisor pursuant to the Subadvisory Agreements are paid by the Manager out of the management fees received by the Manager, there is no change in the management fee paid by the Fund as a result of the termination of the subadvisory agreement with Kern or the addition of Next Century, Lord Abbett, WEDGE Capital and OFII as Subadvisors to the Funds.

Each Subadvisory Agreement requires the Subadvisor to provide fair and equitable treatment to the Funds in the selection of portfolio investments and the allocation of investment opportunities. Each Subadvisory Agreement has an initial term from December 10, 2007 to June 30, 2009, and then continues in effect, unless terminated as described below, for successive one year periods, so long as the continuance is approved at least annually (a) by the vote of a majority of the outstanding voting securities of each Fund (as defined in the 1940 Act) or (b) by the vote of a majority of the Trustees, provided that in either event the continuance is also approved by the vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on the continuance. Each Subadvisory Agreement will terminate automatically in the event of its assignment (as defined in the 1940 Act).

Each Subadvisory Agreement may be terminated: (i) by the Manager at any time, without payment of a penalty, upon notice to the Subadvisor and the Trust, (ii) with respect to the Funds, at any time, without payment of a penalty, by the Trust or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Funds upon notice to the Subadvisor, or (iii) by a Subadvisor at any time, without payment of a penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

Each Subadvisory Agreement provides that the Subadvisor shall not be subject to any liability for any act or omission, error of judgment, or mistake of law or for any loss suffered by the Manager or the Trust in connection with the Subadvisory Agreement, except by reason of a Subadvisor’s willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of a Subadvisor’s reckless disregard of its obligations and duties under the Subadvisory Agreement.

The form of each Subadvisory Agreement is attached as Exhibit A hereto.

A. Information about Next Century

The following is a description of Next Century, which is based solely on information provided by Next Century. Next Century is not affiliated with the Manager.

Next Century, located at 5500 Wayzata Blvd., Suite 1275, Minneapolis, Minnesota 55416, was founded in 1998. As of December 31, 2007, Next Century had assets under management of approximately $2.9 billion.

Next Century Officers and Directors

Information about the chief executive officer and directors of Next Century is set forth below. The address of each of them is c/o Next Century Growth Investors LLC, 5500 Wayzata Blvd., Suite 1275, Minneapolis, Minnesota 55416. Thomas L. Press individually owns a controlling interest in Next Century.

Name of Principal Executive Officer or Director	Principal Occupation(s)
Thomas L. Press	Director, Chairman and Chief Executive Officer
Donald M. Longlet	Director and President

Portfolio Managers

Thomas L. Press, Donald M. Longlet, Robert E. Scott, Peter M. Capouch, and Kaj Doerring are the portfolio managers jointly and primarily responsible for the day-to-day management of the portion of each Fund managed by Next Century and have served in that capacity since December 10, 2007. All of the portfolio managers work collaboratively to manage the portfolio, with no one person primarily responsible for portfolio management. Thomas Press is the Chairman and CEO of Next Century and Donald Longlet is the President of Next Century, both serving in their respective capacities since 1998. Robert Scott has been a portfolio manager of Next Century since 2000. Peter Capouch has been a portfolio manager at Next Century since 2003, and before that he served as a consultant analyst of State Street Advisers from 2002-2003. Kaj Doerring has been a portfolio manager since 2005, and before that he served as the vice-president of sales of Think Equity Partners from 2002-2005.

Next Century Investment Philosophy

Next Century’s goal is to invest in high quality and fast growing companies in order to achieve compounding of portfolio value over time. The team generally requires strong revenue growth for a company before conducting further research. Other key factors considered initially by the team include a strong management team, low debt, open-ended growth opportunity, and a strong competitive position. The next stage of this process involves intensive first-hand research to determine the growth prospects of a company with the team choosing a stock only when it has become convinced a company has a strong opportunity to grow their business. The team seeks these companies regardless of their short-term prospects and/or current valuation.

Next Century does not currently act as an investment adviser with respect to any mutual funds with a similar investment objective to that of the Funds.

B. Information about Lord Abbett

The following is a description of Lord Abbett, which is based solely on information provided by Lord Abbett. Lord Abbett is not affiliated with the Manager.

Lord Abbett, located at 90 Hudson Street, 11th Floor, Jersey City, New Jersey 07302, was founded in 1929 and has managed micro-cap growth assets since 1999. As of December 31, 2007, Lord Abbett had assets under management of approximately $110.2 billion.

Officers and Directors

Information about the chief executive officer and members of Lord Abbett is set forth below. The address of each of them is c/o Lord, Abbett & Co. LLC, 90 Hudson Street, 11th Floor, Jersey City, New Jersey 07302. The individuals listed below collectively, but none of them individually, own a controlling interest in Lord Abbett.

Name of Principal Executive Officer or Director	Principal Occupation(s)
Robert S. Dow	Chief Executive Officer and Senior Partner
Daria L. Foster	Managing Partner
Robert I. Gerber	Chief Investment Officer and Partner
Joan A. Binstock	Chief Operations Officer and Partner
Lawrence H. Kaplan	General Counsel and Partner
Marion Zapolin	Chief Financial Officer and Partner

Portfolio Managers

Lord Abbett uses a team of investment managers and analysts acting together to manage the portion of each Fund’s portfolio that is managed by Lord Abbett. F. Thomas O’Halloran, Partner and Portfolio Manager, heads the Funds’ team and is primarily responsible for the day-to-day management of the Funds. The other senior member is Anthony Hipple. Messrs. O’Halloran and Hipple have served as members of the Funds’ investment team since December 10, 2007. Mr. O’Halloran joined Lord Abbett in 2001 from Dillon Read/UBS Warburg, where he served as Executive Director/Senior Research Analyst. Mr. O’Halloran is the holder of a Chartered Financial Analyst designation and has been in the investment business since 1987. Mr. Hipple joined Lord Abbett in 2002 from Piper Jaffray Asset Management, where he served as a Senior Analyst. Mr. Hipple is the holder of a Chartered Financial Analyst designation and has been in the investment business since 1995.

Investment Philosophy

The portfolio management team initiates its stock selection effort by screening for companies that have strong revenue growth and are experiencing earnings growth that is driven by top-line growth (implying stable or expanding profit margins) rather than being driven by one-time events or simple cost cutting measures. The screening process also identifies companies with higher quality balance sheets (often captured by finding companies with manageable debt-to-total capital ratios) and that are already profitable. This screening process yields a group of companies, which the team first reviews to identify the best businesses. The team spends an extensive amount of time searching for four factors that it believes are the hallmarks of the best businesses: a sound business model, competent and credible management, favorable industry conditions, and a competitive advantage. The final step of the process is to select stocks from this smaller subset of companies based on their revenue and earnings growth. The team forecasts both revenue and earnings growth over the next several years, and then estimates the likely market impact these results will have on stock performance. Consideration is given to the rate and sustainability of growth, the rate of change of growth, as well as market expectations. Finally, the valuation for each stock is considered.

Lord Abbett currently acts as an investment adviser with respect to the following other mutual funds with a similar investment objective to that of the Funds.

Name of Fund	Investment Objective/ Investment Style	Size of Fund as of November 30, 2007	Fee	Fee Waivers and Reimbursements

Lord Abbett Developing Growth Fund	Small-Capitalization Growth Strategy	$1.097 billion	Class A Shares = 1.19%; Class I Shares = 0.84%	None

Lord Abbett Micro Cap Growth Fund	Micro-Capitalization Growth Strategy	$0.062 billion	Class I Shares = 1.85%	None

C. Information about WEDGE Capital

The following is a description of WEDGE Capital, which is based solely on information provided by WEDGE Capital. WEDGE Capital is not affiliated with the Manager.

WEDGE Capital, located at 301 South College Street, Suite 2920, Charlotte, North Carolina 28202, was founded in 1984. As of December 31, 2007, WEDGE Capital had assets under management of approximately $10.1 billion.

Officers and Directors

Information about the general partners with the five largest economic interests in, and who exercise management authority of, WEDGE Capital is set forth below. The address of each of them is c/o WEDGE Capital Management L.L.P., 301 South College Street, Suite 2920, Charlotte, North Carolina 28202. None of the individuals listed below owns a controlling interest in WEDGE Capital. The six individuals listed below exercise management authority of WEDGE Capital, and the first five individuals listed below are the general partners with the five largest economic interests in WEDGE Capital.

Name of Principal Executive Officer or Director	Principal Occupation(s)
R. Michael James	General Partner, Portfolio Manager
Gilbert E. Galle	General Partner, Portfolio Manager
Michael Gardner	General Partner, Director of Research
David A. Thompson	General Partner, Portfolio Manager
J. Scott Jeffords	General Partner, Senior Equity Analyst
Peter F. Bridge	General Partner, Portfolio Manager

Portfolio Managers

Peter F. Bridge, R. Michael James, Michael Gardner, and Monika LaRiche, CFA, are the portfolio managers jointly and primarily responsible for the day-to-day management of the portion of each Fund managed by WEDGE Capital and have served in that capacity since December 10, 2007. The Investment Policy Committee, which is broadly made up of WEDGE Capital’s investment professionals, is responsible for general portfolio oversight. Peter F. Bridge and R. Michael James are General Partners and Portfolio Managers and have served in those positions during the past five years. Michael Gardner is a General Partner and the Director of Research and has served in those positions during the past five years. Monika LaRiche is the lead micro-cap analyst on the team and has served as an Equity Research Associate at WEDGE Capital from 2002-2003 and as an Equity Research Analyst since 2004.

Investment Philosophy

The team responsible for the day-to-day management of the portion of each Fund managed by WEDGE Capital combines the firm’s quantitative and traditional fundamental resources, although the quantitative portion of the effort is the primary driver of the final portfolio. The quantitative portion of the investment process uses publicly available information that can be accessed via any of a number of commercial databases. The value-added portion of the quantitative process, therefore, comes from the utilization of a number of different analytical factors across multiple categories: valuation, earnings quality, profitability, operating efficiency, momentum, etc. This is the firm’s Fundamental Value Model, which has been significantly enhanced for application against the micro-cap universe. To preclude investing in financially unsound companies, they then employ their Financial Quality Model, which measures stocks across categories such as earnings growth, profitability, leverage and liquidity, eliminating from consideration poorly ranked companies. Analysts then focus primarily on the highest ranked stocks that meet the firm’s value and quality parameters. Employing quantitative and qualitative analysis, they focus on factors, such as earnings growth, balance sheet strength, the business environment and the firm’s competitive position, and potential catalysts for superior performance, as well as absolute and relative valuations. Their analysis has a strong exclusionary focus as well, eliminating from consideration companies with abnormally high debt levels, cash flow concerns, regulatory or legal problems, a lack of product or client diversification, high insider-selling or short interest, etc.

WEDGE Capital does not currently act as an investment adviser with respect to any mutual funds with a similar investment objective to that of the Funds.

D. Information about OFII

The following is a description of OFII, which is based solely on information provided by OFII. OFII is not affiliated with the Manager.

OFII, located at 2 World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281-1008, was founded in 2000 and is an investment adviser registered under the 1940 Act with the SEC. OFII is a wholly-owned subsidiary of OppenheimerFunds, Inc., a majority owned indirect subsidiary of Massachusetts Mutual Life Insurance Company. As of December 31, 2007, OFII had assets under management of approximately $12.7 billion.

Officers and Directors

Information about the chief executive officer and directors of OFII is set forth below. The address of each of them is c/o OFI Institutional Asset Management, Inc., 2 World Financial Center, 225 Liberty Street, 11th Floor, New York, NY 10281-1008.

Name of Principal Executive Officer or Director	Principal Occupation(s)
Charles L. McKenzie	Chairman, Chief Executive Officer, Director and Chief Investment Officer
John V. Murphy	Director
Kurt J. Wolfgruber	Director

Portfolio Managers

Daniel Goldfarb, Christopher Crooks, and Steven Dray are the Portfolio Managers jointly and primarily responsible for the day-to-day management of the portion of each Fund managed by OFII and have served in that capacity since December 10, 2007. Daniel Goldfarb is the lead Portfolio Manager of the team and also serves as Vice President of OFII and Head of the Fundamental Small Cap Core/Growth team. He is also responsible for managing the micro-cap core, small-cap growth, and small-cap core strategies and serves as an Equity Analyst for these strategies. Prior to joining OFII in 2006, Mr. Goldfarb was a Managing Director/Portfolio Manager at OFII’s affiliate, Babson Capital Management LLC (“Babson Capital”), since 1995. Mr. Goldfarb is assisted by Christopher Crooks and Steven Dray, portfolio managers who work collaboratively with Mr. Goldfarb on the day-to-day management of each Fund. Mr. Crooks currently serves as a Vice President of OFII and a Portfolio Manager for the Fundamental Small Cap Core/Growth team. He is also responsible for managing the micro-cap core and small-cap core strategies and serves as an Equity Analyst for these strategies. Prior to joining OFII in 2006, Mr. Crooks held the position of Managing Director/Portfolio Manager at Babson Capital since 2003. Prior to that, Mr. Crooks was a Managing Director/Analyst at Commerce Capital Markets responsible for covering the specialty chemicals and materials sectors. Mr. Dray is also a Vice President of OFII and a Portfolio Manager for the Fundamental Small Cap Core/Growth team. He is also responsible for managing the micro-cap core, small-cap growth, and small-cap core strategies and serves as an Equity Analyst for these strategies. Prior to joining OFII in 2006, Mr. Dray was a Managing Director/Portfolio Manager at Babson Capital since 2001.

Investment Philosophy

The goal of the six person team, consisting of three portfolio managers and three analysts, is to invest in companies that have a sustainable competitive advantage, strong company management, a long product cycle and pricing flexibility. The team relies on both quantitative and qualitative tools to help with its stock selection process. The team quantitatively screens on both quality and value characteristics such as high return on equity and assets for quality and low price/earnings and price/book ratios for valuation. The quality and valuation screen leaves the team with a focused universe within which to conduct its fundamental analysis, where the team spends time meeting with company management as well as customers and suppliers in an effort to better understand the dynamics of the industry within which a company operates. The analysts then use a discounted cash flow analysis to arrive at a price target for each security using a static discount rate over a one year rolling time horizon.

OFII does not currently act as an investment adviser with respect to any mutual funds with a similar investment objective to that of the Funds.

III. Board of Trustees’ Recommendation

At a meeting held on December 5-6, 2007, the Board of Trustees of the Trust, including all of the Independent Trustees, unanimously voted to approve the appointment of Next Century, Lord Abbett, WEDGE Capital and OFII as Subadvisors to the Funds effective December 10, 2007. The Trustees were separately represented by independent counsel in their consideration of each Subadvisory Agreement. In considering the Subadvisory Agreements, the Trustees reviewed a variety of materials relating to the Funds and each Subadvisor, including information regarding the nature, extent and quality of services to be provided by the Subadvisors under their respective agreements. The Trustees also took into account performance and fee and expense information regarding each Subadvisor. Prior to voting, the Independent Trustees: (a) reviewed the foregoing information with their independent legal counsel and with management; (b) discussed with legal counsel the legal standards applicable to their consideration of the Subadvisory Agreements; and (c) met with their independent legal counsel in private sessions at which no representatives of management were present.

In considering the nature, extent and quality of the services to be provided by each Subadvisor under its respective Subadvisory Agreement, the Trustees reviewed information relating to each Subadvisor’s financial condition, operations and personnel, and the investment philosophy, strategies and techniques that the Subadvisors intend to use in managing the Funds. Among other things, the Trustees reviewed biographical information on portfolio management and other professional staff of each Subadvisor, information regarding each Subadvisor’s organizational and management structure and each Subadvisor’s brokerage policies and practices. The Trustees considered specific information provided regarding the experience of the individuals at each Subadvisor with portfolio management responsibility for the portion of the Funds managed by such Subadvisor. The Trustees noted that, with respect to the portion of each Fund managed by Next Century, Next Century employs a five-member portfolio team, with each portfolio manager functioning as a generalist and most stocks researched by at least two portfolio managers, and that three of the five portfolio managers have each served as portfolio managers at Next Century for more than seven years and also noted that the other two portfolio managers have a combined experience of more than six years as portfolio managers at Next Century and prior firms. The Trustees noted that, with respect to the portion of each Fund managed by Lord Abbett, Lord Abbett employs two portfolio managers, supported by a team of research analysts, who have each worked at Lord Abbett for more than five years, and have also worked in the investment management industry for twenty years and twelve years, respectively. In addition, the Trustees noted that both portfolio managers at Lord Abbett have managed a similar investment portfolio since 2003. The Trustees noted that, with respect to the portion of each Fund managed by WEDGE Capital, WEDGE Capital employs four portfolio managers who utilize a team approach in managing the Funds’ portfolios and that each have worked at WEDGE Capital as portfolio managers or analysts for more than five years and also noted that three of the portfolio managers serve as general partners of WEDGE Capital. The Trustees also noted that the three general partners at WEDGE Capital who serve as portfolio managers have thirty-four, thirty-one, and twenty-six years investment experience, respectively, and have a combined tenure at WEDGE Capital of approximately fifty-two years. The Trustees noted that, with respect to the portion of each Fund managed by OFII, OFII employs an investment team of three portfolio managers, supported by three analysts, who have a combined industry experience as portfolio managers at OFII and prior firms of approximately twenty-two years, with the lead portfolio manager having served as a portfolio manager at OFII and its affiliates since 1995 and the other two portfolio managers having served as portfolio managers at OFII and its affiliates since 2001 and 2003, respectively. The Trustees also noted that one of the portfolio managers at OFII has managed a similar investment portfolio since 2004 and the other two portfolio managers have managed a similar investment portfolio since 2005. In the course of their deliberations, the Trustees evaluated, among other things: (a) the expected services to be provided by each Subadvisor; (b) the qualifications and experience of each Subadvisor’s personnel; and (c) each Subadvisor’s compliance programs. The Trustees found that each Subadvisor’s compliance policies and procedures are reasonably designed to prevent violation of the federal securities laws by the Funds and by each Subadvisor with respect to its activities that could affect the Funds. In addition, the Trustees considered each Subadvisor’s experience in managing other registered investment company accounts. The Trustees noted that, as of October 31, 2007, Next Century, Lord Abbett, WEDGE Capital, and OFII

managed approximately $2.9 billion, $116.7 billion, $10.8 billion, and $13.3 billion in assets, respectively. The Trustees also took into account the financial condition of each Subadvisor with respect to its ability to provide the services required under the Subadvisory Agreements.

The Trustees reviewed information related to the prior investment performance of each Subadvisor in managing client accounts with similar investment objectives and strategies to those of the Funds. In review of this performance, the Trustees noted that the performance of the composite investment portfolio managed by Next Century (which is to employ a growth strategy) was above the performance of the Russell Microcap® Index and the Russell Microcap® Growth Index for various periods; the performance of the composite investment portfolio managed by Lord Abbett (which is to employ a growth strategy) was above the performance of the Russell Microcap® Index and the Russell Microcap® Growth Index for various periods; the performance of the composite investment portfolio managed by WEDGE Capital (which is to employ a value strategy) was above the performance of the Russell Microcap® Index and the Russell Microcap® Value Index for various periods; and the performance of the composite investment portfolio managed by OFII (which is to employ a core strategy) was above the performance of the Russell Microcap® Index for various periods. The Trustees concluded that these performance records supported the approval of the Subadvisory Agreements.

In considering the reasonableness of the subadvisory fee payable by the Manager to each Subadvisor, the Trustees relied on the ability of the Manager to negotiate the terms of each Subadvisory Agreement at arm’s length as part of the manager-of-managers structure, noting that the Manager is not affiliated with the Subadvisors. In addition, the Trustees noted that the subadvisory fees are paid by the Manager out of its advisory fee. Accordingly, the cost of services to be provided by each Subadvisor and the profitability to each Subadvisor of its relationship with the Funds were not material factors in the Trustees’ deliberations. For similar reasons, and based on the current size of the portion of each Fund managed by each Subadvisor, the Trustees concluded that the effect of any economies of scale being realized by the Subadvisors was not a material factor in the Trustees’ deliberations.

After consideration of the foregoing, the Trustees reached the following conclusions regarding the Subadvisory Agreements with each of the Subadvisors, in addition to those conclusions discussed above: (a) each Subadvisor has demonstrated that it possesses the capability and resources to perform the duties required of it under the applicable Subadvisory Agreement; (b) each Subadvisor’s investment strategy is appropriate for pursuing each Fund’s investment objectives; and (c) each Subadvisor is reasonably likely to execute its investment strategy consistently over time.

Based on all of the above-mentioned factors and their related conclusions, with no single factor or conclusion being determinative and with each Trustee not necessarily attributing the same weight to each factor, the Trustees concluded that approval of each Subadvisory Agreement would be in the best interests of the Funds and their shareholders. Accordingly, on December 5-6, 2007, the Trustees, including a majority of the Independent Trustees, voted to approve the Subadvisory Agreements with each Subadvisor.

IV. ADDITIONAL INFORMATION

The Manager serves as investment manager and administrator of the Trust. The Manager is an independently-managed subsidiary of Affiliated Managers Group, Inc. (“AMG”). Managers Distributors, Inc. (“MDI”), a wholly-owned subsidiary of the Manager, serves as distributor of the Funds. The Manager and MDI are located at 800 Connecticut Avenue, Norwalk, Connecticut 06854. AMG is located at 600 Hale Street, Prides Crossing, Massachusetts 01965.

Financial Information

The Funds’ most recent annual reports are available upon request, without charge, by writing to Managers Investment Group LLC, 800 Connecticut Avenue, Norwalk, Connecticut 06854, by calling (800) 835-3879, or by accessing our website at www.managersinvest.com.

Beneficial Owners and Management Ownership

As of February 12, 2008, the following persons or entities owned beneficially and/or of record more than 5% of the outstanding shares of the Funds:

Shareholder	Number of Shares Owned	Percentage of Fund
Managers Fremont Micro-Cap Fund
Charles Schwab & Co. Inc. 1958 Summit Park Place Suite 400 Orlando, FL 32810-5935	2,147,381.903	35.6%
National Financial Services 1 World Financial Center New York, NY 10281-1003	847,046.597	14.1%
Ameritrade Inc. P.O. Box 2226 Omaha, NE 68103-2226	337,382.644	5.6%
Managers Fremont Institutional Micro-Cap Fund
National Financial Services Corp. 200 Liberty Street New York, NY 10281-1003	505,280.354	11.5%
Charles Schwab & Co. Inc. 1958 Summit Park Place Suite 400 Orlando, FL 32810-5935	494,716.988	11.2%
Mercer Trust Company Trustee One Investors Way Norwood, MA 02062	360,383.062	8.2%
SEI Trust Company One Freedom Valley Drive Oaks, PA 19456	352,650.729	8.0%
Timothy J. Knudsen Trust 625B Kings Court Ukiah, CA 95482-5036	237,768.425	5.4%

The Trust did not know of any person who, as of February 12, 2008, beneficially owned 5% or more of the outstanding shares of the Managers Fremont Micro-Cap Fund. The Trust did not know of any person in addition to the Timothy J. Knudsen Trust who, as of February 12, 2008, beneficially owned 5% or more of the outstanding shares of the Managers Fremont Institutional Micro-Cap Fund. As of February 12, 2008, all management personnel (i.e., Trustees and Officers) as a group beneficially owned less than 1% of the outstanding shares of each Fund.

Shareholder Proposals

The Trust does not hold regularly scheduled meetings of the shareholders of the Funds. Any shareholder proposal for a shareholder meeting must be presented to the Trust within a reasonable time before proxy materials for such meeting are sent to shareholders.

February 28, 2008

By Order of the Trustees,

/s/ Christine C. Carsman
CHRISTINE C. CARSMAN

Secretary

EXHIBIT A

FORM OF SUBADVISORY AGREEMENT

Attention:	__________________

Re:	Subadvisory Agreement

The Managers Fremont [Institutional] Micro-Cap Fund (the “Fund”) is a series of a Massachusetts business trust (the “Trust”) that is registered as an investment company under the Investment Company Act of 1940, as amended, (the “Act”), and subject to the rules and regulations promulgated thereunder.

Managers Investment Group LLC (the “Manager”) acts as the manager and administrator of the Trust pursuant to the terms of a Management Agreement with the Trust. The Manager is responsible for the day-to-day management and administration of the Fund and the coordination of investment of the Fund’s assets. However, pursuant to the terms of the Management Agreement, specific portfolio purchases and sales for the Fund’s investment portfolios or a portion thereof, are to be made by advisory organizations recommended by the Manager and approved by the Trustees of the Trust.

1. Appointment as a Subadvisor. The Manager, being duly authorized, hereby appoints and employs ______________(“Subadvisor”) as a discretionary asset manager, on the terms and conditions set forth herein, of those assets of the Fund which the Manager determines to allocate to the Subadvisor (those assets being referred to as the “Fund Account”). The Manager may, from time to time, with the consent of the Subadvisor, make additions to the Fund Account and may, from time to time, make withdrawals of any or all of the assets in the Fund Account.

2. Portfolio Management Duties.

(a) Subject to the supervision of the Manager and of the Trustees of the Trust, the Subadvisor shall manage the composition of the Fund Account, including the purchase, retention and disposition thereof, in accordance with the Fund’s investment objectives, policies and restrictions as stated in the Fund’s Prospectus and Statement of Additional Information (such Prospectus and Statement of Additional Information for the Fund as currently in effect and as amended or supplemented in writing from time to time, being herein called the “Prospectus”). The Subadvisor’s responsibility for providing portfolio management services hereunder shall be limited to only the Fund Account, and the Subadvisor agrees that it shall not consult with any investment advisor(s) (within the meaning of the Act) to the Fund or any other registered investment company or portfolio series thereof under common control with the Fund concerning transactions for the Fund Account in securities or other assets such that the exemptions under Rule 10f-3, Rule 12d3-1 and/or Rule 17a-10 under the Act would not be available with respect to the Fund. The Subadvisor shall exercise voting authority with respect to proxies that the Fund is entitled to vote by virtue of the ownership of assets attributable to that portion of the Fund for which the Subadvisor has investment management responsibility, provided that such authority may be revoked in whole or in part by the Manager at any time upon notice to the Subadvisor and provided further that the exercise of such authority shall be subject to review by the Manager and the Trustees of the Trust. The Subadvisor shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures as the Manager or the Trust may designate from time to time. The Subadvisor shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Manager from time to time.

(b) The Subadvisor shall maintain such books and records pursuant to Rule 31a-1 under the Act and Rule 204-2 under the Investment Advisers Act of 1940, as amended (the “Advisers Act”), with respect to the Fund Account as shall be specified by the Manager from time to time, and shall maintain such books and records for the periods specified in the rules under the Act or the Advisers Act. In accordance with Rule 31a-3 under the Act, the Subadvisor agrees that all records under the Act shall be the property of the Trust.

(c) The Subadvisor shall provide the Trust’s Custodian, and the Manager on each business day with information relating to all transactions concerning the Fund Account. In addition, the Subadvisor shall be responsive to requests from the Manager or the Trust’s Custodian for assistance in obtaining price sources for securities held in the Fund Account, as well as for periodically reviewing the prices of the securities assigned by the Manager or the Trust’s Custodian for reasonableness and advising the Manager should any such prices appear to be incorrect.

(d) The Subadvisor agrees to maintain adequate compliance procedures to ensure its compliance with the Act, the Advisers Act and other applicable federal and state regulations, and review information provided by the Manager to assist the Manager in its compliance review program.

(e) The Subadvisor agrees to maintain an appropriate level of errors and omissions or professional liability insurance coverage.

3. Allocation of Brokerage. The Subadvisor shall have authority and discretion to select brokers, dealers and futures commission merchants to execute portfolio transactions initiated by the Subadvisor, and for the selection of the markets on or in which the transactions will be executed.

(a) In doing so, the Subadvisor’s primary responsibility shall be to obtain the best net price and execution for the Fund. However, this responsibility shall not be deemed to obligate the Subadvisor to solicit competitive bids for each transaction, and the Subadvisor shall have no obligation to seek the lowest available commission cost to the Fund, so long as the Subadvisor determines that the broker, dealer or futures commission merchant is able to obtain the best net price and execution for the particular transaction taking into account all factors the Subadvisor deems relevant, including, but not limited to, the breadth of the market in the security or commodity, the price, the financial condition and execution capability of the broker, dealer or futures commission merchant and the reasonableness of any commission for the specific transaction and on a continuing basis. The Subadvisor may consider the brokerage and research services (as defined in Section 28(e) of the Securities Exchange Act of 1934, as amended) made available by the broker to the Subadvisor viewed in terms of either that particular transaction or of the Subadvisor’s overall responsibilities with respect to its clients, including the Fund, as to which the Subadvisor exercises investment discretion, notwithstanding that the Fund may not be the direct or exclusive beneficiary of any such services or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(b) The Manager shall have the right to request that specified transactions giving rise to brokerage commissions, in an amount to be agreed upon by the Manager and the Subadvisor, shall be executed by brokers and dealers that provide brokerage or research services to the Fund or the Manager, or as to which an on-going relationship will be of value to the Fund in the management of its assets, which services and relationship may, but need not, be of direct benefit to the Fund Account, so long as (i) the Manager determines that the broker or dealer is able to obtain the best net price and execution on a particular transaction and (ii) the Manager determines that the commission cost is reasonable in relation to the total quality and reliability of the brokerage and research services made available to the Fund or to the Manager for the benefit of its clients for which it exercises investment discretion, notwithstanding that the Fund Account may not be the direct or exclusive beneficiary of any such service or that another broker may be willing to charge the Fund a lower commission on the particular transaction.

(c) The Subadvisor agrees that it will not execute any portfolio transactions with a broker, dealer or futures commission merchant which is an “affiliated person” (as defined in the Act) of the Trust or of the Manager or of any Subadvisor for the Trust except in accordance with procedures adopted by the Trustees. The Manager agrees that it will provide the Subadvisor with a list of brokers and dealers which are “affiliated persons” of the Trust, the Manager or the Trust’s Subadvisors.

4. Information Provided to the Manager and the Trust and to the Subadvisor

(a) The Subadvisor agrees that it will make available to the Manager and the Trust promptly upon their request copies of all of its investment records and ledgers with respect to the Fund Account to assist the Manager and the Trust in monitoring compliance with the Act, the Advisers Act, and other applicable laws. The Subadvisor will furnish the Trust’s Board of Trustees with such periodic and special reports with respect to the Fund Account as the Manager or the Board of Trustees may reasonably request.

(b) The Subadvisor agrees that it will notify the Manager and the Trust in the event that the Subadvisor or any of its affiliates: (i) becomes subject to a statutory disqualification that prevents the Subadvisor from serving as investment adviser pursuant to this Agreement; or (ii) is or expects to become the subject of an administrative proceeding or enforcement action by the Securities and Exchange Commission or other regulatory authority. Notification of an event within (i) shall be given immediately; notification of an event within (ii) shall be given promptly. The Subadvisor has provided the information about itself set forth in the Prospectus and has reviewed the description of its operations, duties and responsibilities as stated therein and acknowledges that they are true and correct in all material respects and contain no material misstatement or omission, and it further agrees to notify the Manager immediately of any fact known to the Subadvisor, in each case relating to the Subadvisor that causes any statement in the Prospectus to become untrue or misleading in any material respect or that causes the Prospectus to omit to state a material fact.

(c) The Subadvisor represents that it is an investment adviser registered under the Advisers Act and other applicable laws and that the statements contained in the Subadvisor’s registration under the Advisers Act on Form ADV as of the date hereof, are true and correct and do not omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Subadvisor agrees to maintain the completeness and accuracy in all material respects of its registration on Form ADV in accordance with all legal requirements relating to that Form. The Subadvisor acknowledges that it is an “investment adviser” to the Fund within the meaning of the Act and the Advisers Act.

5. Compensation. The compensation of the Subadvisor for its services under this Agreement shall be calculated and paid by the Manager in accordance with the attached Schedule A. Pursuant to the provisions of the Management Agreement between the Trust and the Manager, the Manager is solely responsible for the payment of fees to the Subadvisor, and the Subadvisor agrees to seek payment of its fees solely from the Manager and not from the Trust or the Fund.

6. Other Investment Activities of the Subadvisor. The Manager acknowledges that the Subadvisor or one or more of its affiliates may have investment responsibilities or render investment advice to or perform other investment advisory services for other individuals or entities (“Affiliated Accounts”). The Manager agrees that the Subadvisor or its affiliates may give advice or exercise investment responsibility and take such other action with respect to other Affiliated Accounts which may differ from the advice given or the timing or nature of action taken with respect to the Fund Account, provided that the Subadvisor acts in good faith and provided further, that it is the Subadvisor’s policy to allocate, within its reasonable discretion, investment opportunities to the Fund Account over a period of time on a fair and equitable basis relative to the Affiliated Accounts, taking into account the investment objectives and policies of the Fund and any specific investment restrictions applicable thereto. The Manager acknowledges that one or more of the Affiliated Accounts may at any time hold, acquire, increase, decrease, dispose or otherwise deal with positions in investments in which the Fund Account may have an interest from time to time, whether in transactions which involve the Fund Account or otherwise. The Subadvisor shall have no obligation to acquire for the Fund Account a position in any investment which any Affiliated Account may acquire, and the Fund Account shall have no first refusal, co-investment or other rights in respect of any such investment, either for the Fund Account or otherwise.

7. Standard of Care. The Subadvisor shall exercise its best judgment in rendering the services provided by it under this Agreement. The Subadvisor shall not be liable for any act or omission, error of judgment or mistake of law or for any loss suffered by the Manager or the Trust in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Subadvisor against any liability to the Manager or the Trust or to holders of the Trust’s shares representing interests in the Fund to which the Subadvisor would otherwise be subject by reason of willful malfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Subadvisor’s reckless disregard of its obligations and duties under this Agreement.

8. Assignment. This Agreement shall terminate automatically in the event of its assignment (as defined in the Act and in the rules adopted under the Act). The Subadvisor shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the Act, as will enable the Trust to consider whether an assignment under the Act will occur, and to take the steps necessary to enter into a new contract with the Subadvisor or such other steps as the Board of Trustees may deem appropriate.

9. Amendment. This Agreement may be amended at any time, but only by written agreement between the Subadvisor and the Manager, which amendment is subject to the approval of the Trustees and the shareholders of the Trust in the manner required by the Act.

10. Effective Date; Term. This Agreement shall become effective on December 10, 2007 and shall continue in effect until June 30, 2009. Thereafter, the Agreement shall continue in effect only so long as its continuance has been specifically approved at least annually by the Trustees, or the shareholders of the Fund in the manner required by the Act. The aforesaid requirement shall be construed in a manner consistent with the Act and the rules and regulations thereunder.

11. Termination. This Agreement may be terminated by (i) the Manager at anytime without penalty, upon notice to the Subadvisor and the Trust, (ii) at any time without penalty by the Trust or by vote of a majority of the outstanding voting securities of the Fund (as defined in the Act) on notice to the Subadvisor or (iii) by the Subadvisor at any time without penalty, upon thirty (30) days’ written notice to the Manager and the Trust.

12. Severability. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule, or otherwise, the remainder of this Agreement shall not be affected thereby but shall continue in full force and effect.

13. Applicable Law. The provisions of this Agreement shall be construed in a manner consistent with the requirements of the Act and the rules and regulations thereunder. To the extent that state law is not preempted by the provisions of any law of the United States heretofore or hereafter enacted, as the same may be amended from time to time, this Agreement shall be administered, construed, and enforced according to the laws of the State of Connecticut.

MANAGERS INVESTMENT GROUP LLC

BY:
Keitha L. Kinne
Managing Partner

DATE: December 10, 2007

Accepted: [ ]

BY:

DATE:

Acknowledged:

MANAGERS TRUST I

BY:
Keitha L. Kinne
Chief Operating Officer

DATE: December 10, 2007

SCHEDULE A

SUBADVISOR FEE

For services provided to the Fund Account, Managers Investment Group LLC will pay a base quarterly fee for each calendar quarter at an annual rate of [            ]% of the average net assets in the Fund Account during the quarter. Average assets shall be determined using the average daily net assets in the Fund Account during the quarter. The fee shall be pro-rated for any calendar quarter during which the contract is in effect for only a portion of the quarter.